Exhibit 99.1

News Release

Contacts:
Chip Coffee	Alan Jackson
President and Chief Executive Officer	Executive Vice President and
875 Lowcountry Blvd	Chief Financial Officer
Mount Pleasant, SC 29464
(843) 388-8433

Tidelands Bancshares Announces Second Quarter Results

After Divestiture Transactions

Mount Pleasant, S.C., July 30, 2010 — Tidelands Bancshares, Inc. (Nasdaq: TDBK) and Tidelands Bank, its wholly owned subsidiary, announced today second quarter results.  As previously announced, the Company has undertaken restructuring transactions to strengthen its balance sheet by reducing its reliance on wholesale operations and focusing on core operations.  The following activities occurred during the quarter ended June 30, 2010:

•    Reduced wholesale funding dependency by:

•      considerably reducing wholesale deposits by $91.4 million from $186.8 million to $95.4 million, a 48.9% decrease; and

•      extinguishing $91.0 million of advances and other borrowings, which lowered outstanding liabilities from $120.0 million to $29.0 million, a 75.8% decrease, and resulted in a redemption loss of $2.0 million.

•    Significantly increased the allowance for loan losses and reinforced the other real estate owned position by:

•      providing additional credit-related reserves of $6.2 million upon management’s completion of an extensive collateral analysis;

•      reducing the carrying value of specific properties held in other real estate owned by $850 thousand; and

•      boosting the allowance for loan losses to $14.8 million, or 3.18% of total loans, compared to $10.9 million, or 2.27% of total loans, at March 31, 2010.

•    Recognized a gain of $1.2 million by selling $184.9 million of investment securities, which decreased the investment portfolio 83.0% from $222.8 million to $38.0 million.

As a result of these transactions and continuing operations, the Company had at June 30, 2010:

•    Total assets of $584.5 million, a $175.0 million, or 23.0%, decline from the prior quarter;

•    An equity to asset ratio of 5.22%, up from 4.93% as of March 31, 2010; and

•    A second quarter loss of $7.9 million, of which $8.3 million represents the additional provisions for credit losses, the reduction in carrying values of other real estate owned, redemption losses on longer term borrowings and the costs of the restructuring transactions and other one time expenses, net of the gains on the securities transactions.

Net interest income for the six months ended June 30, 2010 grew to $9.9 million, an increase of 22.9% over the second quarter 2009, driven by a $2.6 million decrease in total interest expense.  Year to date net interest margin for the second quarter of 2010 was 2.80% compared to 2.20% for the prior year.  Lower market interest rates and disciplined deposit pricing resulted in a 68 basis point reduction in the total cost of funds, compared to year to date June 30, 2009.  On a quarter to date basis, net interest margin improved 79 basis points over the prior year period, reflective of a 64 basis point reduction in our cost of funds and a 16 basis point increase in earning asset yields.

Net charge-offs for the second quarter of 2010 were $2.3 million, compared to $2.7 million in the first quarter of 2010.  The net charge-off ratio of 0.48% was 8 basis points below March 31, 2010.  To address continued economic challenges facing borrowers in the communities we serve, the Company strengthened the balance sheet by increasing the reserves set aside for credit losses to 3.18% of loans, up from 2.27% at the period ended March 31, 2010.

At June 30, 2010, the bank remained well-capitalized and in compliance with regulatory capital requirements.  The Company’s strategic plan to strengthen the balance sheet was substantially complete at June 30, 2010.  Under the plan, Tidelands Bank will be a smaller bank with a business model focused on its core lending and deposit gathering business in its traditional markets along the coast of South Carolina.  “We believe our strategic plan gives the Bank the ability to aggressively manage current and foreseeable credit losses, capitalize on future opportunities and return to profitability in upcoming quarters while maintaining our focus on the core retail business within our current geographic footprint,” noted Robert E. “Chip” Coffee, Jr., President and Chief Executive Officer.

About Tidelands Bancshares, Inc.

Tidelands Bancshares, Inc., headquartered in Mt. Pleasant, SC, operates as a bank holding company of Tidelands Bank.  Tidelands is a local community bank focused on serving individuals, families, entrepreneurs, and small businesses in the South Carolina Lowcountry, with 7 locations serving Charleston, Dorchester, Berkley, Horry, and Beaufort counties.  Tidelands Bank offers mortgages, construction loans, deposit products, internet banking, 24 hour telephone banking, and ATM service, and takes great pride in providing the custom banking solutions and services necessary to meet customer needs. Traded on the NASDAQ market as TDBK, Tidelands can also be found on the web at www.tidelandsbank.com. For more information regarding the matters described in this press release, please refer to Tidelands Bancshares, Inc.’s filings, including on Form 8-K, with the Securities and Exchange Commission at www.sec.gov.

Forward Looking Statements

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans, expectations and benefits of the strategic plan, and are thus prospective.  Such forward-looking statements are subject to risks, uncertainties, and other factors, such as a downturn in the economy, greater than expected noninterest expenses, volatile credit and financial markets, potential deterioration in real estate values, and regulatory changes and excessive loan losses, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that future events, plans, or expectations contemplated by our company will be achieved.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

-Financial Tables Follow-

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Statements of Operations

For the six and three months ended June 30, 2010 and June 30, 2009

(Unaudited)

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009
Interest income:
Loans, including fees	$12,425,237	$12,486,519	$6,101,689	$6,349,290
Securities available for sale, taxable	4,189,763	4,901,260	1,701,796	1,924,218
Securities available for sale, non-taxable	37,723	95,657	15,533	45,091
Federal funds sold	37,426	4,129	24,705	602
Other interest income	879	2,056	763	1,333
Total interest income	16,691,028	17,489,621	7,844,486	8,320,534
Interest expense:
Time deposits $100,000 and over	1,305,127	1,785,937	633,543	901,774
Other deposits	3,720,647	5,494,381	1,660,361	2,639,427
Other borrowings	1,781,962	2,165,968	860,838	1,122,102
Total interest expense	6,807,736	9,446,286	3,154,742	4,663,303
Net interest income	9,883,292	8,043,335	4,689,744	3,657,231
Provision for loan losses	9,750,000	7,605,000	6,150,000	5,470,000
Net interest income (loss) after provision for loan losses	133,292	438,335	(1,460,256)	(1,812,769)

Noninterest income (loss):
Service charges on deposit accounts	22,809	20,283	11,555	10,706
Residential mortgage origination income	124,091	261,408	58,125	185,107
Gain on sale of securities available for sale	1,347,131	590,683	1,208,289	283,679
Gain (loss) on sale of other real estate owned	(112,314)	(235)	(112,547)	39,469
Other service fees and commissions	261,046	270,310	130,367	136,793
Increase in cash surrender value of BOLI	273,452	252,619	140,067	127,939
Loss on extinguishment of debt	(1,619,771)	—	(2,019,771)	—
Impairment on nonmarketable equity securities	—	(76,640)	—	(1,640)
Other	34,380	22,423	21,470	14,677
Total noninterest income (loss)	330,824	1,340,851	(562,445)	796,730
Noninterest expense:
Salaries and employee benefits	3,959,284	4,016,672	1,919,625	2,045,568
Net occupancy	820,713	780,994	414,003	396,445
Furniture and equipment	446,144	428,923	235,109	213,325
Other operating	4,898,219	2,785,419	3,313,752	1,597,831
Total noninterest expense	10,124,360	8,012,008	5,882,489	4,253,169
Loss before income taxes	(9,660,244)	(6,232,822)	(7,905,190)	(5,269,208)
Income tax benefit	—	(2,127,000)	—	(1,793,000)
Net loss	(9,660,244)	(4,105,822)	(7,905,190)	(3,476,208)
Accretion of preferred stock to redemption value	103,616	96,954	51,808	48,477
Preferred dividends accrued	363,207	363,207	182,607	182,607
Net loss available to common shareholders	$(10,127,067)	$(4,565,983)	$(8,139,605)	$(3,707,292)
Loss per common share
Basic loss per share	$(2.48)	$(1.13)	$(1.99)	$(0.92)
Diluted loss per share	$(2.48)	$(1.13)	$(1.99)	$(0.92)
Weighted average common shares outstanding
Basic	4,087,917	4,044,186	4,085,622	4,044,186
Diluted	4,087,917	4,044,186	4,085,622	4,044,186

Tidelands Bancshares, Inc. and Subsidiary

Consolidated Balance Sheets

	June 30, 2010	March 31, 2010	December 31, 2009
	(Unaudited)	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents:
Cash and due from banks	$8,211,232	$4,774,175	$2,493,227
Federal funds sold	27,665,000	5,085,000	12,500,000
Total cash and cash equivalents	35,876,232	9,859,175	14,993,227
Securities available-for-sale	37,975,593	222,840,742	229,786,787
Nonmarketable equity securities	5,892,650	5,892,650	5,892,650
Total securities	43,868,243	228,733,392	235,679,437
Mortgage loans held for sale	1,040,090	245,908	617,000
Loans receivable	465,017,044	480,309,537	485,555,288
Less allowance for loan losses	14,781,037	10,921,938	10,048,015
Loans, net	450,236,007	469,387,599	475,507,273
Premises, furniture and equipment, net	20,734,503	19,104,381	18,802,701
Accrued interest receivable	1,875,723	3,191,459	3,283,931
Bank owned life insurance	14,129,618	13,989,550	13,856,165
Other real estate owned	12,213,281	8,963,145	6,865,461
Other assets	4,556,587	6,074,636	6,324,714
Total assets	$584,530,284	$759,549,245	$775,929,909

Liabilities:
Deposits:
Noninterest-bearing transaction accounts	$15,460,448	$14,631,575	$16,971,128
Interest-bearing transaction accounts	35,343,848	28,150,681	29,688,124
Savings and money market	160,338,097	236,824,611	237,589,561
Time deposits $100,000 and over	129,858,953	104,030,520	105,975,461
Other time deposits	164,163,884	198,514,017	201,324,905
Total deposits	505,165,230	582,151,404	591,549,179

Securities sold under agreements to repurchase	20,000,000	35,000,000	60,000,000
Junior subordinated debentures	14,434,000	14,434,000	14,434,000
Advances from Federal Home Loan Bank	9,000,000	85,000,000	65,000,000
ESOP borrowings	1,750,000	1,825,000	2,300,000
Accrued interest payable	1,155,339	1,812,830	1,359,861
Other liabilities	2,521,805	1,912,337	2,362,125
Total liabilities	554,026,374	722,135,571	737,005,165

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $.01 par value and liquidation value per share of $1,000, 10,000,000 shares authorized, 14,448 issued and outstanding at June 30, 2010, March 31, 2010 and December 31, 2009	13,633,276	13,581,468	13,529,660
Common stock, $.01 par value, 10,000,000 shares authorized; 4,277,176 shares issued and outstanding at June 30, 2010, March 31, 2010 and December 31, 2009	42,772	42,772	42,772
Common stock-warrants, 571,821 outstanding at June 30, 2010, March 31, 2010 and December 31, 2009	1,112,248	1,112,248	1,112,248
Unearned ESOP shares	(1,919,694)	(2,060,446)	(2,204,073)
Capital surplus	43,440,981	43,548,149	43,584,958
Retained deficit	(26,135,536)	(17,997,938)	(16,010,476)
Accumulated other comprehensive income (loss)	329,863	(812,578)	(1,130,345)
Total shareholders’ equity	30,503,910	37,413,674	38,924,744
Total liabilities and shareholders’ equity	$584,530,284	$759,549,245	$775,929,909

Tidelands Bancshares, Inc. and Subsidiary

	Six Months Ended June 30,		Three Months Ended June 30,
	2010	2009	2010	2009
Per Share Data:
Net income (loss), basic	$(2.48)	$(1.13)	$(1.99)	$(0.92)
Net income (loss), diluted	$(2.48)	$(1.13)	$(1.99)	$(0.92)
Book value	$3.68	$7.73	$3.68	$7.73
Weighted average number of shares outstanding:
Basic	4,087,917	4,044,186	4,085,622	4,044,186
Diluted	4,087,917	4,044,186	4,085,622	4,044,186

Performance Ratios:
Return on average assets (1)	(2.57)%	(1.05)%	(4.31)%	(1.71)%
Return on average equity (1)	(51.23)%	(16.63)%	(86.51)%	(29.03)%
Net interest margin (1)	2.80%	2.20%	2.73%	1.94%

	June 30, 2010	March 31, 2010	December 31, 2009
Asset Quality Data:
Nonaccrual loans	$27,704,840	$21,506,320	$21,294,897
Loans 90 days or more past due and still accruing interest	—	—	—
Loans restructured or otherwise impaired(2)	—	—	—
Total impaired loans	27,704,840	21,506,320	21,294,897
Other real estate owned	12,213,281	8,963,145	6,865,461
Total nonperforming assets	$39,918,121	$30,469,465	$28,160,358

Loan charge-offs quarter to date, net recoveries	$2,290,901	$2,726,077	$4,592,660
Loans past due, 30-89 days	$14,667,239	$9,239,089	$10,122,482

Nonperforming loans to total loans	5.96%	4.48%	4.39%
Nonperforming assets to total assets(3)	6.83%	4.01%	3.63%
Net charge-offs quarter to date to average total loans(4)	0.48%	0.56%	0.96%
Allowance for loan losses to nonperforming loans	53.35%	50.78%	47.18%
Allowance for loan losses to total loans (4)	3.18%	2.27%	2.07%

Capital Ratios:
Period end tangible equity to tangible assets	5.22%	4.93%	5.02%
Leverage ratio	5.46%	6.52%	6.83%
Tier 1 risk-based capital ratio	8.57%	9.84%	10.21%
Total risk-based capital ratio	10.77%	11.43%	11.67%

Growth Ratios and Other Data:
Percentage change in assets(1)	(49.74)%	(8.56)%	8.49%
Percentage change in net loans(1) (4)	(8.53)%	(4.38)%	5.11%
Percentage change in deposits(1)	(29.45)%	(6.44)%	5.40%
Loans to deposit ratio (4)	92.05%	82.51%	82.08%

(1) – Interim periods are annualized. Growth ratios are annualized from previous year-end amounts.

(2) – Loans restructure or otherwise impaired do not include nonaccrual loans.

(3) – Nonperforming assets include nonaccrual loans, loans 90 days or more past due and still accruing interest, loans restructured or otherwise impaired, and other real estate owned

(4) – Includes nonperforming loans, if any.